SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 23, 2002


                                  MESTEK, INC.
               (Exact name of registrant as specified in charter)


  Pennsylvania                        1-448                           25-0661650
 (State or other jurisdiction    (Commission File Number)          (IRS Employer
 of incorporation)                                           Identification No.)



260 North Elm Street
Westfield, Massachusetts                                                 01085
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number including area code (413) 568-9571







ITEM 5.  OTHER EVENTS.

                      FORWARD LOOKING INFORMATION

         This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.


         Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company's current expectations concerning future results and events. The words "believes", "expects", "intends", "plans", "anticipates", "hopes", "likely", "will", and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

         Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Environmental Disclosure

         The Lockformer Company ("Lockformer"), a division of the Company's subsidiary, Met-Coil Systems Corporation ("Met-Coil"), announced on
May 22, 2002, that it had reached a settlement with members of the Class of plaintiffs in a suit filed in the United States District Court for the Northern District of Illinois entitled Leclercq, et al. vs. The Lockformer Company, et al. The case involved property damages asserted on behalf of a group of approximately 187 homeowners within the Class area, due to the presence of trichloroethylene (TCE) contamination in the immediate vicinity of Lockformer's manufacturing facility in Lisle, Illinois. Without admitting liability, Lockformer agreed to pay Class members approximately $10 million to resolve the matter. The settlement incorporates the terms of a previously announced Interim Agreed Order between Lockformer and the Attorney General for the State of Illinois under which Lockformer agreed to pay for the costs of hookup to a public water supply for each of the homes of Class members who have, or otherwise would have, incurred such costs.

          Met-Coil continues to negotiate coverage with its historic insurers as to the above claims. Met-Coil has tendered these claims to its historic insurance carriers, and five carriers are reimbursing a substantial portion of the defense costs. However, the insurers have contested their liability, and Met-Coil remains in litigation with the insurers regarding coverage. The insurers are seeking a declaratory judgment that they have no liability and a reimbursement of the defense costs paid by the insurers. The Company expects to recover some portion of the above settlement from its historic insurance carriers.


SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MESTEK, INC.



Date:  May 23, 2002                 By:/s/Stephen M. Shea
                                       ----------------------------------------
                                    Stephen M. Shea
                                    Senior Vice President - Finance and CFO
                                    (Chief Financial Officer)